Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration
Statements:

(1) Registration Statement (Form S-8 No. 33-48075) pertaining to Bluegreen Corporation Retirement Savings Plan,

(2) Registration Statement (Form S-8 No. 33-61687) pertaining to Bluegreen Corporation 1988 Outside Directors Stock Option Plan and 1995 Stock Incentive Plan,

(3) Registration Statement (Form S-8 No. 333-64659) pertaining to Bluegreen Corporation 1995 Stock Incentive Plan, Bluegreen Corporation 1998 Non-employee Director Stock Option Plan and Bluegreen Corporation Retirement Savings Plan, and

(4) Registration Statement (Form S-8 No. 333-127114) Bluegreen Corporation 2005 Stock Incentive Plan

of our report dated May 19, 2006, with respect to the financial statements and schedule of the Bluegreen Corporation Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.


                                                /s/ Ernst & Young LLP
                                                Certified Public Accountants

Fort Lauderdale, Florida
June 28, 2006